Exhibit 16.1

FORVIS
600 N. Hurstbourne Parkway, Suite 350
Louisville, KY 40222
P (502) 581-0435
F (502) 581-0723
forvis.com

September 2, 2022

Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

We have read Item 4.01 of Form 8-K dated September 2, 2022, of LCNB Corp. and are in agreement with the statements contained therein with respect to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ FORVIS, LLP
(Formerly BKD, LLP)